UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2021

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34207

Delaware	33-0728374
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2100 Powell Street, Suite 900

Emeryville, CA 94608

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.001 par value	DVAX	The Nasdaq Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Director

On October 19, 2021, the Board of Directors (the “Board”) of Dynavax Technologies Corporation (the “Company”) appointed Scott Myers to serve as a Class I Director and Chairman of the Board, effective immediately, to serve until the 2022 Annual Meeting of Stockholders, until his successor is duly elected and qualified, or until his earlier death, resignation or removal. The Board does not currently intend to appoint Mr. Myers to any committees of the Board.

Pursuant to the Company’s non-employee director compensation policy, as amended, (the “Policy”), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, on the date of his appointment Mr. Myers was granted a Nonstatutory Stock Option (“NSO”) to purchase 45,000 shares of the Company’s Common Stock with exercise price of $17.55 per share, which is equal to the closing price of the Company’s Common Stock on October 19, 2021, as reported on the Nasdaq Capital Market, and 10,714 Restricted Stock Units (“RSU”).The NSO and RSU were granted under the Company’s 2018 Equity Incentive Plan and vest over three years in equal annual installments on the anniversary of the grant date, provided that Mr. Myers continues to provide services to the Company through each vesting date. The release of RSU shares will be mandatorily deferred until Mr. Myers no longer provides services to the Company. Mr. Myers will also receive an annual cash retainer of $100,000 for service as Chairman of the Board.

There are no arrangements or understandings between Mr. Myers and any other person pursuant to which Mr. Myers was appointed as a director of the Company, and there are no family relationships between Mr. Myers and any of the Company’s other directors or executive officers. Mr. Myers is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

The Company will enter into its standard form of indemnification agreement (the “Indemnity Agreements”) with Mr. Myers. The Indemnity Agreement provides, among other things, that the Company will indemnify Mr. Myers, under the circumstances and to the extent provided therein, for certain expenses which he may be required to pay in connection with certain claims to which he may be made a party by reason of his service to the Company as a director, and otherwise to the fullest extent under applicable law. The foregoing is only a brief description of the terms of the indemnification arrangement with Mr. Myers, does not purport to be complete, and is qualified in its entirety by reference to the form of Indemnification Agreement, previously filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the period ended December 31, 2020, as filed on February 25, 2021.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Dynavax Technologies Corporation Non-Employee Director Compensation Policy, effective October 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation

Date: October 21, 2021	By:	/s/ John L. Slebir
John L. Slebir
Senior Vice President